UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 7, 2008
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-2.1 Agreement and Plan of Merger
Ex-2.2 Purchase Agreement
Ex-99.1 Press Release dated April 8, 2008

ITEM 1.01 Entry into a Material Definitive Agreement
On April 8, 2008, Nuance Communications, Inc. (“Nuance”) announced it had entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 7, 2008 by and among Nuance, Easton Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Nuance (“Sub”), eScription, Inc., a Delaware corporation (“eScription”), U.S. Bank National Association, as escrow agent, and Paul Egerman, serving as the representative of eScription’s stockholders, pursuant to which Sub will merge with and into eScription, with eScription as the surviving corporation, at which time the separate corporate existence of Sub shall cease, and eScription shall continue as the surviving entity and as a wholly-owned subsidiary of Nuance (the “Merger”). The aggregate consideration consists of (i) up to approximately 1,272,204 shares of Nuance common stock as set forth in the Merger Agreement, of which approximately 1,123,886 shares of Nuance common stock will be placed into escrow on the closing date to secure indemnity obligations of the eScription stockholders pursuant to the Merger Agreement, and (ii) a payment of approximately $340,000,000 in cash, subject to reduction based on certain of eScription’s third party expenses and as otherwise set forth in the Merger Agreement. In addition, the Merger Agreement provides for the assumption of all of eScription’s outstanding employee stock options, the vested portion of which has a value of approximately $37 million. Nuance has agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission following the closing of the Merger to register the shares of the common stock that will be issued to the eScription stockholders. Subject to certain exceptions, in the event that the Merger Agreement is terminated after October 7, 2008, Nuance has agreed to pay eScription a termination fee in accordance with the terms set forth in the Merger Agreement. The cash portion of the consideration may increase by an aggregate amount of up to approximately $5,700,000, based on the volume weighted average price of Nuance common stock on the effective date of the registration statement and, with respect to the shares of Nuance common stock to be held in escrow, the release of such shares from the escrow, as more fully set forth in the Merger Agreement.
The Merger has been approved by both companies’ boards of directors and the closing of the Merger is subject to customary closing conditions, including regulatory approvals. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
On April 7, 2008, Nuance entered into a Purchase Agreement (the “Purchase Agreement”) by and among Nuance, Warburg Pincus Private Equity VIII, L.P. and certain of its affiliated entities (collectively “Warburg Pincus”) pursuant to which Warburg Pincus agreed to purchase, and Nuance agreed to sell, an aggregate of 5,760,369 shares of Nuance common stock for an aggregate purchase price of $100,000,005.84, and warrants to purchase an aggregate of 3,700,000 shares of Nuance common stock for an aggregate purchase price of $462,500. The warrants have an exercise price of $20.00 per share and a term of four years. Warburg Pincus also has agreed not to sell any shares of Nuance common stock for a period of six months from the closing of the transactions contemplated by the Purchase Agreement. The closing of the Purchase Agreement is conditioned upon, among other things, the closing of the Merger occurring either prior to or simultaneously with the closing of the transactions contemplated by the Purchase Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
In accordance with the terms of the Merger Agreement, Nuance will issue to the stockholders of eScription approximately 1,272,204 shares of Nuance common stock on the date of the consummation of the Merger, subject to certain reductions set forth in the Merger Agreement. The foregoing shares are expected to be issued in reliance upon an exemption from the registration requirements contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Regulation D because the issuance will not involve any public offering.
In accordance with the terms of the Purchase Agreement, Nuance will sell an aggregate of 5,760,369 shares of Nuance common stock, and warrants to purchase an aggregate of 3,700,000 shares of Nuance common stock to Warburg Pincus. Nuance will issue the shares of Nuance common stock and the warrants to purchase shares of Nuance common stock to Warburg Pincus in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including Regulation D. The closing of the sale of the shares and warrants to Warburg Pincus, pursuant to the terms of the Purchase Agreement, is conditioned, among other things, upon the simultaneous closing of the Merger.
Item 7.01. Regulation FD Disclosure.
On April 8, 2008, Nuance issued a press release announcing that it had entered into the Merger Agreement and the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
2.1	Agreement and Plan of Merger by and among Nuance Communications, Inc., Easton Acquisition Corporation, eScription, Inc., U.S. Bank National Association, as Escrow Agent, and Paul Egerman, as Stockholder Representative, dated as of April 7, 2008.

2.2	Purchase Agreement and among Nuance Communications, Inc. and the Purchasers identified on Exhibit A thereto, dated April 7, 2008.

99.1	Press Release dated April 8, 2008 by Nuance Communications, Inc. announcing signing of the Merger.*
*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: April 11, 2008	By:	/s/ James R. Arnold, Jr. James R. Arnold, Jr.
Chief Financial Officer

EXHIBIT INDEX
2.1	Agreement and Plan of Merger by and among Nuance Communications, Inc., Easton Acquisition Corporation, eScription, Inc., U.S. Bank National Association, as Escrow Agent, and Paul Egerman, as Stockholder Representative, dated as of April 7, 2008.

2.2	Purchase Agreement and among Nuance Communications, Inc. and the Purchasers identified on Exhibit A thereto, dated April 7, 2008.

99.1	Press Release dated April 8, 2008 by Nuance Communications, Inc. announcing signing of the Merger.*
*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.